                                                               EXHIBIT (M)(3)(I)

    SECOND AMENDMENT TO SERVICE AGREEMENT BETWEEN AMERICAN EXPRESS FINANCIAL
                          ADVISERS, INC. AND GMO TRUST

     THIS AMENDMENT, dated as of the 9th day of September 2005, by and between American Express Financial Advisors Inc. ("AEFA"), and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Schedule A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, AEFA and GMO Trust heretofore entered into an agreement dated October 1, 2001 (the "Agreement"); and

     WHEREAS, AEFA and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises, AEFA and GMO Trust hereby amend the Agreement as follows:

     1) Amending and restating Schedule A in its entirety as attached hereto effective as of September 16, 2005.

     IN WITNESS WHEREOF, AEFA and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

AMERICAN EXPRESS FINANCIAL              GMO TRUST, ON BEHALF OF EACH FUND
ADVISORS INC.                           ON SCHEDULE A, SEVERALLY AND NOT JOINTLY


By: /S/ Ward Armstrong                  By:/S/ David L. Bohan
    ---------------------------------      -------------------------------------
Name: Ward Armstrong                    Name: David L. Bohan
Title: President--ARS                   Title: Vice President
Date: 9/6/2005                          Date:
                                              ----------------------------------

                                   SCHEDULE A

Schedule A to the Service Agreement entered into as of the 1st day of October, 2001, by and between American Express Financial Advisors Inc. and GMO Trust, on behalf of each fund listed on this Schedule A, severally and not jointly.

FUND NAME                                            CUSIP     TICKER
---------                                          ---------   ------
GMO Emerging Countries Fund (Class M)              362008435     N/A
GMO International Intrinsic Value Fund (Class M)   362008476     N/A
GMO U.S. Value Fund (Class M)                      362013559     N/A

This Schedule A, dated September 16, 2005, supersedes and replaces any previous Schedule A.